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EXHIBIT 10.14

                 CITIFINANCIAL RETAIL SERVICES DEALER AGREEMENT

The undersigned, Shopsmith, Inc. and Shopsmith Woodworking Promotions (each referred to herein as "Dealer"), each hereby agrees to honor credit cards ("Cards") issued by CitiFinancial Retail Services Division of Travelers Bank & Trust, fsb, a Delaware state chartered bank, or any of their affiliated financial entities (collectively called "Creditor") to Buyers (hereinafter defined) who have revolving credit Accounts (hereinafter defined) established by the Creditor and upon which the Creditor will accept delivery of Transaction Slips (hereinafter defined), documenting transactions on Accounts. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Dealer covenants and agrees with Creditor as follows:

1) DEFINITIONS. As used herein, the following terms shall have the following meanings:
     a) "Account" - a revolving charge account entered into by Creditor with one or more Buyers pursuant to which goods and/or services may be purchased from time to time by one or more Buyers from Dealer.
     b) "Account Agreement" - a revolving charge agreement between Creditor and Buyer(s), establishing an Account, and any other applications, notes, contracts, or documents in connection therewith.
     c)   "Applications"- buyer credit applications.
     d) "Buyer" - this includes each person who signs an Account Agreement as Buyer to obtain credit for personal, family, or household use.
     e) "Chargeback" - reimbursement by Dealer to Creditor with respect to one or more Accounts/Transaction Slips, such that Dealer will become owner of the Accounts and/or Transaction Slips.
     f) "Purchase" - a purchase by a Buyer of goods and/or services from Dealer which is charged to an Account and becomes an obligation thereunder.
     g) "Return" - the return or adjustment of part or all of a Purchase or the price of a Purchase which is or will be shown as a credit to an Account.
     h) "Transaction Slip" - an original receipt documenting a Purchase or a Return signed by the Buyer. In the case of Purchases, each "Transaction Slip" grants Creditor a security interest in the goods purchased.

2) ESTABLISHING AND OWNERSHIP OF ACCOUNTS. Dealer agrees and understands that Creditor, and not Dealer, will establish and own all Accounts and Transaction Slips and related documents, and that Creditor is the party extending the credit on the Accounts, subject to Dealer's obligation to purchase the Accounts and Transaction Slips from Creditor as provided herein. All information relating to Buyers is owned by Creditor and may be used by Creditor for any purpose deemed appropriate by Creditor, PROVIDED, HOWEVER, that Creditor will not sell Buyers' information to third parties. Dealer will give Creditor the right of first refusal to finance all of Dealer's customer credit purchases, Creditor, in its sole discretion, will determine whether the Buyer meets the Creditor's credit criteria and whether to establish an Account in such Buyer's name, and the terms of such Account, including whether to later modify the terms of, or to terminate, the Account. Buyers approved by Creditor for an Account will be issued Account Identification Cards which, subject to the terms of this Agreement, Dealer will honor in connection with bona fide consumer credit transactions for the purchase from Dealer of goods and services; provided that Creditor has not otherwise advised Dealer. Creditor will make all credit decisions and will establish all Accounts under Delaware law.

3)   DELIVERY OF TRANSACTION SLIPS.

     a) Dealer's written advice to Creditor of a Transaction Slip shall constitute Dealer's request for Creditor to accept the Transaction Slip and to pay the Dealer for the Transaction Slip as agreed by Creditor and Dealer from time to time. Subject to the terms of this Agreement, Creditor will accept or refuse, in its complete discretion, Transaction Slips executed by Buyers, and will pay Dealer the total amount of the Transaction Slip less any amount agreed to by the parties hereto.
     b) Dealer agrees and understands that the Creditor owns all right, title and interest in every Transaction Slip executed by a Buyer in connection with credit transactions on Accounts, including the payment obligation represented by such Transaction Slips and the security interest in the goods and services covered by such Transaction Slips, unless and until Dealer purchases a Transaction Slip from Creditor as provided in this Agreement.
     c) Except with respect to Transaction Slips which Dealer purchases from Creditor, Dealer agrees that it is not authorized to receive payments, and that the Creditor has the sole right to receive payments, on all Accounts and related Transaction Slips submitted to Creditor.



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4)   DELIVERY OF TRANSACTION SLIPS: DEALER'S RISK AND CREDITOR'S OBLIGATIONS
     WITH RESPECT THERETO. The procedures governing payment for Transaction Slips and Dealer's risks and Creditor's obligations with respect thereto, shall be as follows:

     a) Dealer's Risk. Any Purchase consummated by Dealer which in good faith judgement of Creditor (i) was fraudulent, (ii) was evidenced by a Transaction Slip which is not in all respected legible, or in which the Purchase is not as represented, warranted, or agreed therein, or for which an infirmity in documentation otherwise exists, (iii) was without Creditor's approval if so required hereunder, (iv) was in violation of any of the rules governing Purchases, or (v) otherwise was without compliance with any applicable warranty or representation of Dealer contained in this Agreement or any applicable term or condition of this Agreement, or the Account Agreement, shall be at Dealer's risk, and Creditor shall have no obligation to accept, or pay for, any Transaction Slip representing any such Purchase, and shall have no liability to Dealer therefor; but Creditor shall, in its sole and absolute discretion, have the option of accepting the same upon investigation, but no such acceptance by Creditor of any such Transaction Slip or Purchase shall be deemed a waiver of Creditor's rights hereunder with respect to any other or subsequent Transaction Slip or Purchase.

     b)   Delivery of, and Payment for, Transaction Slips.
          i) Dealer will deliver to Creditor (in the manner and time specified by Creditor) with respect to each Account; the Dealer's invoice/sales form; the Transaction Slip(s) signed by the Buyer, evidencing the original and any subsequent purchases; and any other documentation relating to Applications and Accounts as agreed to by the parties.
          ii) If Dealer is unable to deliver a document requested by Creditor within the specified time frame for whatever reason, Creditor may immediately charge back the Account and/or Transaction Slip. The Chargeback amount of any Account and/or Transaction Slip shall be a sum equal to the then unpaid net balance due thereon (including any accrued but unpaid finance charges thereon), plus any and all costs (including reasonable attorney's fees) incurred by Creditor in connection with enforcing this Agreement. Upon payment to Creditor of the amount of the Chargeback, the Accounts and/or Transaction Slips shall be transferred by appropriate endorsement or assignment to Dealer, but all such endorsements and assignments shall be without recourse upon Creditor and without warranties, express or implied on the part of the Creditor. Creditor's right to demand Chargeback is not waived because of its failure to make prompt Chargeback. Creditor's right to charge back any Account and/or Transaction Slip as set forth herein shall not be affected by any modification by Creditor of any Account and/or Transaction Slip. With respect to any Account and/or Transaction Slip for which Creditor charges back to Dealer hereunder. Dealer further waives any right to require Creditor
               (i) to proceed against any person; (ii) to proceed against or exhaust its rights with respect to collection of any of the Accounts, (iii) to obtain any determination by any court or governmental agency with respect to any breach of the elements or events constituting any breach; or (iv) pursue any other remedy in Creditor's power as against any other personsor property.

     c) Chargeback. In any of the following circumstances, Creditor may charge back to Dealer any Transaction Slip that Creditor has accepted from Dealer, and Dealer shall immediately pay Creditor the amount represented by the Transaction Slip, plus interest on the Transaction Slip accrued and unpaid as of the date of the chargeback, plus Creditor's out-of-pocket costs incurred, if any, in attempting to collect on the Transaction Slip, but less any acquisition charge, if any, previously paid by Dealer to Creditor;
          i) the Transaction is not completed to Creditor's reasonable satisfaction;
          ii) the Transaction Slip is a duplicate of an item previously paid;
          iii) the Buyer disputes the execution of the Transaction Slip, or the sale, deliver, quality, or performance of the goods or services;
          iv) the Buyer contends that it did not authorize the transaction represented by the Transaction Slip or did not authorize the transaction in the amount shown on the Transaction Slip;
          v) the Buyer alleges that a credit adjustment was requested and refused, or that a credit adjustment was issued by Dealer but Creditor did not receive the credit;
          vi)   the price of the goods or services shown on the Transaction
                Slip differs from the amount shown on the receipt deliverd to the Buyer at the time of the transaction;
          vii) Dealer did not obtian authorization from Creditor for the transaction requested by the Transaction Slip;
          viii) in a transaction other than an authorized mail or telephone order, the Transaction Slip is not signed by the Buyer;


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          ix)   Creditor determines that Dealer has violated or not complied with any term, condition, covenant, warranty, or other provision of this Agreement or any other agreement between the parties, or any of Creditor's procedures, in connection with the Transaction Slip or the transaction to which it relates; or

          x) Creditor determines that the Transaction Slip is fraudulent or that the related transaction is not a bona fide transaction in Dealer's ordinary course of business, or is subject to any claim of illegality, cancellation, rescission, avoidance, or offset for any reason whatsoever, including without limitation negligence, fraud, or dishonesty on the part of Dealer or any of its agents or employees.

     d) Adjustment of Transaction Slips. Creditor shall, within a reasonable time following the chargeback of a transaction to Dealer and payment by Dealer to Creditor of amounts due under this Agreement, assign to Dealer (without recourse to Creditor) Creditor's interest in the Transaction Slip that was charged back. Dealer understands and agrees that the obligation on its part to purchase Transaction Slips from Creditor does not preclude Creditor from enforcing any other remedies available to it.

     e) Payments by Buyer. Dealer shall not accept payment by any Buyer on an Account. Any payments so accepted in violation of this provision shall be in trust for Creditor, and shall be delivered within three (3) calendar days, excluding Sundays and holidays, to Creditor in the form received except for any necessary endorsements, and shall not be subject to any offset for any amounts due Dealer hereunder. Dealer authorizes Creditor to endorse the name of Dealer when any form of payment requires such endorsement and Dealer has failed to do so or has done so improperly or inaccurately. If a significant number of such payments received by Dealer in any calendar month are not delivered within the time and in the manner provided, Creditor may, at its option, demand immediate purchase by Dealer of all Account and related Transaction Slips for their current net balance.

5)   RETURNS, BUYER COMPLAINTS.

     a) Returns. Dealer agrees to maintain a fair return policy and to make adjustments with respect to Purchases and Accounts where appropriate. If Dealer (i) accepts any goods for return; (ii) permits the termination or cancellation of any services; or (iii) allows any price adjustment, then Dealer shall not make any cash refund, but shall complete and deliver promptly to Creditor a credit slip ("Credit Slip) signed by Dealer and evidencing the full amount of the refund or adjustment, and shall deliver to the Buyer a true and complete copy of the Credit Slip at the time the refund or adjustment is made. Dealer shall include on any Credit Slip a brief description of the goods returned, services terminated or canceled, or refund or adjustment made, together with the date and amount of the credit, in sufficient detail to identify the transaction. The amount of a Credit Slip cannot exceed the amount of the original transaction as reflected on the Transaction Slip. The Credit Slip must reflect the full amount of the refund or adjustment, and cannot be reduced by any charge paid by Dealer to Creditor on the original Transaction Slip. Dealer may process a Credit Slip for a Buyer only if Dealer has previously completed the related purchase transaction with the same Buyer. If twenty-five percent (25%) or more (in number) of such returns in any calendar year are not delivered within the time and in the manner provided, Creditor may, at its option, demand immediate purchase by Dealer of all Account and related Transaction Slips (for their current net balance) received from Dealer and then in Creditor's possession.

     b) Buyer Complaints. Dealer acknowledges that, under applicable law, Creditor may be subject to claims and defenses of Buyers arising out of Purchases. Dealer agrees that it will immediately notify Creditor of any such claim or defense asserted, or any complaint which may become such a claim or defense, when the Dealer receives notice or otherwise becomes aware thereof, as well as the action taken by Dealer to resolve this dispute. Dealer shall make a good faith attempt to resolve any dispute with respect to the quality, performance, condition, or otherwise of the goods or services that are the subject of any Purchase. Dealer shall keep written complaints and a log of oral complaints for twenty-five (25) months. Dealer shall immediately notify Creditor if Dealer is subject to any investigation or action arising from alleged violations of law. Dealer agrees to indemnify and hold Creditor harmless from any claim, loss, damage, or liability, including attorney fees and costs, incurred by Creditor in connection with any such complaint, claim, defense, or dispute, or the failure of Dealer to notify Creditor thereof as provided herein.

     c) Fair Credit Billing Act Compliance. Dealer agrees to fully and promptly comply with all requests from Creditor for information and assistance in connection with Creditor's resolution of any billing error dispute with any Buyer.

6) PAYMENT. Dealer and Creditor shall agree from time to time, as evidence in a pricing schedule or other documentation, upon (i) the fees and charges to be paid by Dealer to Creditor in connection with this



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     Agreement, which may include set-up charges to reimburse Creditor for its costs and expenses in connection with establishing this program, costs of supplying and imprinting Identification Cards, monthly service charges per Account, transaction processing charges, an any other costs; and (ii) the amount to be paid by Creditor to Dealer for any Transaction Slip as a precentage of the amount of the Transaction Slip. In this regard, the parties agree to share equally the cost of imprinting Account Identification Cards for Accounts, if any, acquired by Creditor from Dealer and the cost of customized Buyer credit applications.

7) WARRANTIES AND REPRESENTATIONS OF DEALER. Dealer makes the following warranties and representations, with the understanding and agreement that Creditor shall have relied upon such warranties and representations notwithstanding any inspection or knowledge on its part of anything inconsistent therewith:
     a) In General. (i) Dealer is and will continue to be a bona fide business entity, duly licensed, organized, qualified and validly existing in good standing under applicable laws, with all requisite power and authority to carry on its business where and as now conducted, to execute and perform this Agreement, and to deliver Accounts and Transaction Slips to Creditor hereunder; (ii) with respect to each Account or Transaction Slip thereunder at the time of delivery of the same to Creditor, Dealer will provide Creditor with clear title to the Account and all Transaction Slips thereunder, and has the right and authority to provide the same to Creditor free and clear of any lien, security interest, encumbrance, or claim whatsoever, (iii) no representation or warranty by Dealer contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading, and all representations and warranties of Dealer survive this Agreement; and (iv) the execution, delivery and performance of this Agreement and all documents to be delivered by the Dealer will not violate the terms of, conflict with or result in the breach of or constitute a default under any agreement to which Dealer is a party or by which Dealer is bound.
     b) Accounts. With respect to any Account, (i) the Account is genuine, legally valid, and a binding and enforceable agreement, and does not contain any forged or unauthorized signature, and all Buyers were of full age and were competent and had the capacity to contract and are not employees of Dealer; (ii) all statements of fact, all information concerning Buyer, and all statements made by Buyer in connection with Buyer's Application for, and the opening of, the Account are true and correct in all respects, and do not omit or fail to disclose any material facts, and Dealer (including any of Dealer's agents, employees. salespersons, or officers) has not advised or requested Buyer or any other person to misstate, conceal or fail to disclose any information; and (iii) Dealer has fully complied with, the Account is valid under, and there are no violations of any and all applicable laws, regulations, ordinances, orders, consent decrees or the like governing consumer credit transactions, advertising or the Dealer specifically or any other aspect of the application or Account Agreement for opening and establishment of the Account, and Buyer was given copies of all documents required by law or otherwise to be given to Buyer at the times such copies are required by law or Creditor in its procedures to be so given to Buyer.
     c) Purchases. With respect to any Purchase and the Transaction Slip related thereto, at the time of such Purchase and thereafter; (i) the Purchase was a bona fide sale of goods and/or services to the Buyer by Dealer, all goods were delivered (or at the time of the Purchase, arranged to be delivered and actually later delivered) and/or services performed (or at time of the Purchase, arranged to be performed and actually later performed) to the acceptance and satisfaction of Buyer, or delivery receipt was signed by Buyer after completion or delivery, and there are no unpaid bills for labor or materials that might give rise to any liens by operation of law or otherwise, (ii) Creditor's right to money due and to become due for the Purchase is not subject to any defense (except payment), offset, counterclaim or recoupment whatsoever (including, but not limited to, lack or absence of consideration, fraud, misrepresentation, any unfair or deceptive act or practice, or any breach of warranty or guarantee with respect to the goods and/or services) by or on behalf of the Buyer, and there are no undisclosed agreements, concessions, claims or litigation of any nature whatsoever affecting any Purchase, and Creditor's security interest in goods will be prior to any other lien or encumbrance and enforceable against any other persons; (iii) any downpayment was made in cash and/or trade-in allowance and no note, loan, post-dated check, or other form of deferred obligation was taken in connection with such downpayment (other than any deferred downpayment authorized by Creditor and fully disclosed in the Transaction Slip), and no portion of any downpayment was or will be made by Dealer or any person other than the Buyer; (iv) neither Buyer nor any other person has exercised nor shall exercise at any time any right of rescission or cancellation of the Purchase; (v) the sale and transaction surrounding the Purchase, including but not limited to sale of insurance and extended warranties, and any disclosures in connection therewith were made in full compliance with all applicable law and procedures established by


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          Creditor and of which Dealer was notified in writing; (vi) Dealer has fully complied with all rules or other provisions governing Purchases set forth in this Agreement or otherwise established from time to time by Creditor procedures; (vii) the identification of the Purchase and the amounts shown on any Transaction Slip are bona fide, true, correct, and genuine, and have not been altered or misstated, and the goods delivered and/or services performed are the identical and actual goods or services described in the Transaction Slip, and the Transaction Slip represents a bona fide obligation as described therein; (viii) the Buyer's signature on the Transaction Slip is genuine and not forged and was made by the Buyer whose signature it purports to be, and Dealer has obtained a driver's license or equivalent photographic identification verifying the Buyer's identity and has noted the Buyer's driver's license number or other appropriate identification number or source of identification on the Transaction Slip; and (ix) any Transaction Slip relating to a sale by telephone or mail is genuine, was duly authorized by Buyer, and relates to a bona fide sale. Any fraudulent telephone or mail applications of Transactions Slips will immediately be charged back to the Dealer.

8) PURCHASE BY DEALER. In the event it shall at any time appear to Creditor that a breach of any one or more of the warranties or representations contained in this Agreement, or the nonfulfillment of any agreement or covenant contained in this Agreement has occurred or exists in respect of any Account or Purchase or Transaction Slip hereunder or with respect to any Purchase for which Creditor has no obligation or liability to Dealer under the provisions of this Agreement but Creditor has previously paid for the Transaction Slip from Dealer, with or without knowledge of any fact or event giving rise to Creditor's right not to be obligated or liable therefor, or in the event Buyer asserts a claim or defense based upon, or fails to pay because of, an alleged breach of warranty, alleged misrepresentation with respect to the goods sold, or alleged failure of Dealer to provide adequate service to Buyer, Dealer agrees to immediately purchase such Account and/or Transaction Slip from Creditor. The purchase price of any Account and/or Transaction Slip which Dealer is required to purchase hereunder shall be a sum equal to the then unpaid net balance due thereon (including any accrued but unpaid finance charge thereon), plus any and all costs (including reasonable attorney's fees) incurred by Creditor in connection with the enforcement of the Account. If Dealer fails to pay the purchase price to Creditor within fifteen (15) days of Creditor's demand therefor, Creditor may, at its option, demand immediate purchase by Dealer of all Accounts and Transaction Slips (for their current net balances) arising from Purchases from Dealer. If in any calendar month Creditor demands that Dealer purchase Accounts or Transaction Slips having current net balances in excess of twenty-five (25%) of the total balances at the end of the month of all Accounts and Transaction Slips from Dealer, Creditor may, at its option, demand immediate purchase by Dealer of all Accounts and Transaction Slips from Dealer for the current net balances thereof. Additionally, in the event Dealer becomes insolvent, executes an assignment for the benefit of creditors, or is a party to any action, voluntary or involuntary, under applicable bankruptcy laws, Creditor may, at its option, demand immediate purchase by Dealer of all Accounts and Transaction Slips from Dealer for the current net balances thereof. Upon payment to Creditor of the purchase price, the Accounts and/or Transaction Slips shall be transferred by appropriate endorsement or assignment to Dealer, but all such endorsements and assignments shall be without recourse upon Creditor and without warranties, express or implied, on the part of the Creditor. Creditor's right to demand purchase is not waived because of its failure to make prompt demand for purchase. Dealer's obligation to purchase any Account and/or Transaction Slip as set forth herein shall not be affected by any modification by Creditor of any Account. With respect to any Account and/or Transaction Slip for which Creditor demands purchase by Dealer hereunder, Dealer further waives any right to require Creditor (i) to proceed against any person; (ii) to proceed against any of the Accounts;
     (iii) to obtain any determination by any court or governmental agency with respect to any breach of the elements or events constituting any breach; or
     (iv) to pursue any other remedy in Creditor's power as against any other persons or property.

9) ADDITIONAL COVENANTS OF DEALER. Dealer shall apply any policies regarding refunds equally to cash and credit Buyers. Dealer, if requested by Creditor, shall provide Creditor with true copies of any and all product and warranty information concerning the goods or services covered by a Purchase. Dealer guarantees all performance and warranties and all service or similar agreements made by the manufacturer, Dealer or any other person relating to goods and/or services that are the subject of any Purchase, even if such performance, warranty, service or similar agreements are not immediately effective, and, unless such agreement provides otherwise, Dealer agrees to provide repairs and service to Buyer or other owner of the goods or recipient of the services at Dealer's usual rates or charges. If an Account or Transaction Slip acquired includes a charge for a warranty, service, or similar agreement, Dealer agrees, in the event the Buyer moves out of Dealer's service area, to either arrange for warranty or service demanded by customer to be performed by other qualified persons or to refund



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     the unearned portion of the charge assessed for such warranty, service, or similar agreement. Dealer shall provide Creditor with such information as Creditor shall deem necessary or appropriate with respect to the financial condition or otherwise of Dealer, and shall make available to Creditor for examination at all reasonable times, the books of Dealer's business pertaining to financing goods and services. Dealer shall immediately notify Creditor of any material information of which it becomes aware with respect to any Account, including, but not limited to, the death, move from the service area, loss of employment, adverse change in financial condition or change in marital status of any Buyer, termination of an Account, the loss or theft or unauthorized use of any Card, or any dispute or claim with respect to the goods or services which were the subject matter of any Purchase.

10) FORMS FURNISHED BY CREDITOR. Dealer shall only use the forms, including but not limited to the Application, Account Agreement, Credit Slip and Transaction Slip, that are approved in writing by Creditor. Dealer's liabilities for compliance with applicable law with respect to sufficiency of document contents does not apply to any document or form provided by Creditor, but shall apply to any other failures or omissions by Dealer or its agents related to any such document furnished by Creditor, including, but not limited to, Dealer's failure to complete properly any such document or form, or failure to deliver copies to Buyers.

11) PROCEDURES ESTABLISHED BY CREDITOR. The reference in this Agreement to procedures established by Creditor shall be to such procedures established from time to time by Creditor, including but not limited to the attached Dealer Plan of Operation, of which Creditor notifies Dealer in writing or otherwise. Dealer agrees that Creditor may change such procedures from time to time as it deems necessary or appropriate and such changes will be applicable to Dealer when Creditor gives Dealer notice thereof in writing or otherwise.

12) ADVERTISING. Prior to use of Creditor's name or reference to Creditor's financing in any piece of advertising through any medium, including but not limited to, television, radio, telemarketing, print or mail solicitation advertising or displays, Dealer must obtain Creditor's written approval for such use or reference. Creditor may grant or withhold such approval in its sole and absolute discretion.

13) INDEMNIFICATION OF CREDITOR. Dealer agrees to indemnify Creditor and hold it harmless from, against and in respect of any damage, liability, loss, deficiency, expense, and attorney fees and other costs of litigation, including those arising from advertising, sale of insurance and the enforcement of this indemnification ("Damages"), and agrees to reimburse Creditor on demand for such Damages resulting from (a) any and all liabilities of Dealer in every kind, nature and description, absolute and contingent, arising at any time from or in connection with the business of Dealer, and (b) any untrue or incorrect representation or breach of any warranty or representation of Dealer contained in this Agreement or the nonfulfillment of any agreement or covenant of Dealer contained in this Agreement. This indemnification shall include, but not be limited to, any class action or alleged class action which is at any time brought by or on behalf of one or more persons. Dealer agrees to notify promptly Creditor of the making of any claim or the commencement of any action by a person other than Creditor which may give rise to an obligation of Dealer under this Section. Creditor shall be subrogated to any causes of action or other rights that Dealer may have against any manufacturer or other person or entity to the extent necessary to insure that Creditor is fully indemnified.

14) PARTIES. The term "Dealer" as used in this Agreement includes all parties who sign this Agreement, other than Creditor or Creditor's affiliated corporations. If more than one person and/or legal entity is included within the term "Dealer", each such person and/or legal entity is obligated jointly and severally under this Agreement. This Agreement shall inure to the benefit of, and be fully enforceable by, any corporation affiliated with Creditor with respect to any Account and/or Transaction Slip purchased by such affiliated corporation from Dealer, or with respect to any Account and/or Transaction Slip originated by Dealer and held or acquired at any time by any affiliated corporation through merger, or otherwise. Any corporation under ultimate common ownership with Creditor shall be considered to be an affiliate of Creditor under this Agreement.

15) SPECIAL PROGRAMS. Dealer may offer the Buyers only the special programs approved by Creditor and documented in the attached Dealer Plan of Operation or in a manner acceptable to the Creditor.

16)  AUTOMATED FUNDING.

     a) Dealer authorizes Creditor, by electronic means, to initiate credit entries to Dealer's account described in the ACH (Automated Funding) Set-up Procedures and Information Sheet and to initiate debit entries and adjustments for any discount due Creditor from Dealer, for any offset to which Creditor is entitled, and for any credit entries made to such account through error on the part of Creditor or as the result of incorrect information provided by Dealer, and authorizes the bank or other financial institution named in the ACH (Automated Funding) Set-up Procedures and Information Sheet to make such credit or debit entries to specified account. This authorization shall remain in effect for ninety (90) days after the Agreement is terminated.
     b) Dealer agrees to indemnify, defend and save harmless Creditor of, from and against any claims, causes of action, loss, liability, cost and expenses (including attorney's fees) which Dealer or any other person or entity might have or claim to have against Creditor as a result of or in any way related to the acts or omissions of any bank or other financial institution handling the transfer of funds pursuant to this authorization.
     c) If Creditor initiates a credit entry in an amount greater than the amount due Dealer and the funds transfer is completed, Dealer agrees to reimburse Creditor for the amount by which the amount received amount due.
     d) Subparagraphs (a), (b) and (c) of this Paragraph 16 shall survive the termination of this Agreement.

17) EQUIPMENT. Creditor may supply to Dealer one or more remote data entry computer terminals and/or printers ("Equipment") used for credit application processing and/or Contract preparation in Dealer's place of business subject to the terms of this Agreement. Dealer agrees not to reproduce any software provided to Dealer under this Agreement, and it is agreed that such software and instruction manuals contain confidential information which is proprietary to Creditor. Dealer will be responsible for all costs related to repair and/or replacement of Equipment resulting from Dealer's misuse of the Equipment. Creditor will provide normal maintenance and replacement units for malfunctioning Equipment. Upon Creditor's request, Dealer will provide a dedicated telephone line to transmit the data entered on the Creditor's remote Equipment to the Creditor's Service Center. Creditor agrees to provide a toll-free 800/880 telephone number for Dealer to use in transmitting the data on the Equipment to the Creditor's Service Center. Upon termination of the Agreement, Dealer will promptly return to Creditor all Equipment supplied by Creditor hereunder in the same condition as received, except for reasonable wear; otherwise, Dealer will make prompt payment to Creditor for the replacement value or cost to repair said Equipment.

18) CREDIT INSURANCE. Dealer will be entitled to offer and sell credit insurance with no liability on the part of the Creditor, subject to Creditor's approval of insurance carrier and other matters related to the sale of such insurance.

19) OFFSET BY CREDITOR. In addition to any other remedies available to Creditor under this Agreement, Dealer agrees that Creditor has the right to offset against any amounts due Dealer any amounts owed to Creditor by Dealer under the provisions of this Agreement or otherwise, including, but expressly not limited to, the purchase price of any Transaction Slip Dealer is required to purchase due to fraud or otherwise, any payments received by Dealer in connection with the Termination Slip purchased by Creditor, and any amounts paid by Creditor to Buyers as a result of complaints or disputes relating to the goods and/or services and/or insurance furnished by Dealer or the servicing thereof.

20) MISCELLANEOUS. The liability of Dealer hereunder shall be absolute and unconditional and shall not be subject to any reduction, setoff, counterclaim or recoupment and shall not be limited or avoided on account of any good faith action or inaction of Creditor with respect to any Account and/or Transaction Slip. This Agreement shall be controlled, construed and enforced in accordance with the substantive laws of the State of Delaware. This Agreement represents the entire agreement and understanding of the parties and no modification hereof or additions hereto have been agreed to, or will be binding upon any party or its successors or assigns, unless specifically set forth in writing in a document executed by the parties or otherwise referred to herein. This Agreement shall be binding upon the parties hereto and their successors and assigns. This Agreement and all rights hereunder may not be assigned by Dealer without the prior written consent of Creditor. Creditor has the right to assign this Agreement and any Accounts or Transaction Slips thereunder at any time to an affiliated person.

21) TERMINATION. Either party may elect to terminate this Agreement upon One Hundred Fifty (150 days prior written notice given to the other party. Notwithstanding any notice requirement, Creditor may terminate this Agreement upon a material adverse change in the financial condition of the Dealer or substantial breach by Dealer of the terms and conditions of this Agreement. Any such notice or termination shall not affect any obligation of either party hereto under the Agreement with respect to Transaction Slips accepted by Creditor prior to such termination; provided that Creditor's obligation to pay participation fees, if any, shall cease on termination of this Agreement.

22) ENFORCEABILITY AND VALIDITY. The fact that any provision of this Agreement may prove invalid or unenforceable under any law, rule, or regulation shall not affect the validity or enforceability of any other provision of this Agreement. No indulgences extended by either party hereto in any particular instance or instances shall be construed as a waiver of any rights by that party with respect to any other or future occurrence. Failure (intentional or inadvertent) by Creditor to file or record a security interest in goods that are the subject matter of any Purchase shall not impair Creditor's rights nor be grounds for avoiding Dealer's obligations under this Agreement. Repossession by Creditor of any goods that are the subject matter of any Purchase, whether with or without notice to Dealer, shall not impair Creditor's rights nor be grounds for avoiding Dealer's obligations under this Agreement.

23) ACCEPTANCE BY CREDITOR. This Agreement shatl not be binding upon Creditor in any manner whatsoever unless signed by an officer of Creditor or its duly authorized agents or attorney, and becomes effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date shown below.

FOR CREDITOR:                                  FOR DEALER:

CITIFINANCIAL RETAIL SERVICES DIVISION         SHOPSMITH, INC.
OF TRAVELERS BANK & TRUST, FSB

BV                                             BV

Effective Date: 11-15-00                       SHOPSMITH WOODWORKING PROMOTIONS

                                               By

                                    ADDENDUM
                                       TO
               THE CITIFINANCIAL RETAIL SERVICES DEALER AGREEMENT

 WHEREAS, Shopsmith Inc/Shopsmith Woodworking Promotions ("Dealer") and The Citifinancial Retail Servir are desirous of amending and supplementing the Dealer Agreement, dated l1-15-00, including any addenda (the Agreement) by the additional terms set forth in the Addendum;

          NOW, THEREFORE, in consideration of the premises, Dealer and Creditor agree as follows:

1) The parties acknowledge that Creditor will from time to time exercise its right pursuant to SECTION 21 (MISCELLANEOUS) of the Agreement to assign select accounts, effective the date indicated below, to an affiliated company, Commercial Credit Corporation or other such entity notified to you ("Affiliate").

2) Accounts that are purchased from Creditor and funded by Affiliate ("Affiliate Accounts") will differ from Accounts as described in the Agreement as follows:
     a) The creditor establishing the Account, effective the time of the assignment, is the Dealer from which Affiliate purchases the Account Agreement, as amended and Transaction Slip(s) if any:
     b) The Affiliate Account is governed by the laws of the state where the Dealer's retail business is located, including state limitations on interest rates and fees govern the Affiliate Account;
     c) The Dealer's representations and warranties and chargeback obligations are applicable to Affiliate Accounts except that Dealer's obligation is to repurchase the Account in the event of its breach of representations, warranties, covenants, or other terms and conditions of the Agreement.

3) All other provisions of the Agreement shall remain the same, except to the extent they need to be modified or supplemented to conform to this Addendum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date below.

For Creditor                                    For Dealer:
The Citifinancial Retail Services               Shopsmith Inc.
                                                Shopsmith Woodworking Promotions

Effective Date:
11-15-00

                                    ADDENDUM
                                       TO
               THE CITIFINANCIAL RETAIL SERVICES DEALER AGREEMENT

     WHEREAS, Shopsmith,/Shopsmith Woodworking Promotions ("Dealer") and The Citifinancial Retail Services** ("Creditor") are desirous of amending and supplementing The Citifinancial Retail Services Dealer Agreement dated 11-15-00 (hereinafter, the "Agreement") by the addition of the terms set forth in this Addendum.

     NOW, THEREFORE, in consideration of the premises, Dealer and Creditor agree as follows:

1) Dealer will retain at its operations center with respect to each Account: the Dealer's invoice/sales form; the Transaction Slips signed by the Buyer, evidencing the original and any subsequent purchases; and any other documentation relating to Applications and Accounts as agreed to by the parties. The documentation and records maintained by Dealer will be organized and stored such that Dealer can retrieve all relevant documents and deliver them to Creditor at a location designated by Creditor within thirty (30) business days of receiving a written request from Creditor for documents relating to a particular Account or Application (identified by name and approximate date of purchase). Such request will be deemed received by Dealer at its executive office at 6530 Poe Ave, Dayton OH 45414 when delivered by U.S. Mail, telefax, courier service, or by hand. Dealer will permit representatives of Creditor to audit the above mentioned documents at Dealer's premises during normal business hours upon two (2) days prior notice to Dealer.

2) Dealer shall establish facilities, procedures and controls to assure the secure, accurate, and accessible storage and retrieval of these documents and records, using at least the same care it would use with respect to its own essential records. All documents and records shall be maintained for six (6) months longer than the minimum record retention requirement provided under applicable law for the type of record or for such longer time periods that Creditor may specify in writing to Dealer. Additionally Dealer shall maintain records of specific Accounts identified by Creditor for indefinite periods at Creditor's request in the event of litigation or regulatory actions involving the affected Accounts.

3) If Dealer is unable to deliver a document requested by Creditor within the specified time frame for whatever reason, Creditor may immediately chargeback the Creditor's Account and/or Transaction Slip to the extent that Creditor incurs actual monetary damages due to the absence of the requested document in question. The Chargeback amount of any Account and/or Transaction Slip shall be a sum equal to the then unpaid net balance due thereon (including any accrued but unpaid finance charges thereon), plus any and all costs (including reasonable attorney's fees) incurred by Creditor in connection with enforcing this Agreement. Upon payment to Creditor of the amount of the Chargeback, the Accounts and/or Transaction Slips shall be transferred by appropriate endorsement or assignment to Dealer, but all such endorsements and assignments shall be without recourse upon Creditor and without warranties, express or implied on the part of the Creditor. Creditor's right to demand Chargeback is not waived because of its failure to make prompt Chargeback. Creditor's right to charge-back any Account and/or Transaction Slip as set forth herein shall not be affected by any modification by Creditor of any Account and/or Transaction Slip. With respect to any Account and/or Transaction Slip for which Creditor charges back to Dealer hereunder, Dealer further waives any right to require Creditor (i) to proceed against any person; (ii) to proceed against or exhaust its rights with respect to collection of any of the Accounts,
     (iii) to obtain any determination by any court or governmental agency with respect to any breach of the elements or events constituting any breach; or
     (iv) pursue any other remedy in Creditor's power as against any other persons or property.

4) Except as modified and supplemented by this Addendum, the terms and provisions of the Agreement remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the effective date below.

          For Creditor:                         For Dealer:
          Citifinancial Retail Services         Shopsmith, Inc.
                                                Shopsmith Woodworking Promotions

          Effective Date:
          11-15-00

          ** A Division of Travelers Bank & Trust, fsb